EXHIBIT 1.1


CASE NAME:
                                                                   ACCRUAL BASIS

CASE NUMBER:                                                        2/13/95

JUDGE:

                         UNITED STATES BANKRUPTCY COURT
                           NORTHERN DISTRICT OF TEXAS
                            MONTHLY OPERATING REPORT
                          MONTH ENDING: March 31, 2002

IN ACCORDANCE WITH TITLE 28, SECTION 1746, OF THE UNITED STAES CODE, I DECLARE UNDER PENALTY OF PERJURY THAT I HAVE EXAMINED THE FOLLOWING MONTHLY OPERATING REPORT (ACCRUAL BASIS-1 THROUGH ACCRUAL BASIS-7) AND THE ACCOMPANYING ATTACHMENTS AND, TO THE BEST OF MY KNOWLEDGE, THESE DOCUMENTS ARE TRUE, CORRECT AND COMPLETE. DECLARATION OF THE PREPARER (OTHER THAN RESPONSIBLE PARTY) IS BASED ON ALL INFORMATION OF WHICH PREPARER HAS ANY KNOWLEDGE.

RESPONSIBLE PARTY:

                                                  Chief Financial Officer
---------------------------------------        ---------------------------------
ORIGINAL SIGNATURE OF RESPONSIBLE PARTY                    TITLE

James C. Williams                                     April 19, 2002
---------------------------------------        ---------------------------------
PRINTED NAME OF RESPONSIBLE PARTY                           DATE



PREPARER:


                                                   Chief Financial Officer
---------------------------------------        ---------------------------------
ORIGINAL SIGNATURE OF PREPARER                              TITLE

James C. Williams                                     April 19, 2002
---------------------------------------        ---------------------------------
PRINTED NAME OF PREPARER                                    DATE

CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                                 ACCRUAL BASIS-1
CASE NUMBER:  01-39776-BJH-11


COMPARATIVE BALANCE SHEET
                                                   SCHEDULE                 MONTH             MONTH            MONTH
                                                   AMOUNT
ASSETS                                                                        Jan. 2002       Feb. 2002       Mar. 2002

1.       UNRESTRICTED CASH                                                      246,158         368,166         288,711
2.       RESTRICTED CASH
3.       TOTAL CASH                                                             246,158         368,166         288,711
4.       ACCOUNTS RECEIVABLE (NET)                                              485,225         541,675         536,391
5.       INVENTORY
6.       NOTES RECEIVABLE
7.       PREPAID EXPENSES                                                       133,567         103,957         346,486
8.       OTHER (ATTACH LIST)
9.       TOTAL CURRENT ASSETS                                                   864,950       1,013,798       1,171,588
10.      PROPERTY, PLANT & EQUIPMENT                                          4,500,302       7,570,735       7,570,735
11.      LESS: ACCUMULATED
         DEPRECIATION / DEPLETION                                             2,764,225       3,018,636       3,059,547
12.      NET PROPERTY, PLANT &
         EQUIPMENT                                                            1,736,077       4,552,099       4,511,188
13.      DUE FROM INSIDERS                                                      (70,968)       (226,180)       (387,003)
14.      OTHER ASSETS - NET OF                                                  126,842         259,557         256,768
15.      OTHER (ATTACH LIST)                                                  1,017,323          76,276         126,276
16.      TOTAL ASSETS                                                         3,674,224       5,675,550       5,678,817
POST PETITION LIABILITIES
17.      ACCOUNTS PAYABLE                                                       326,696         373,151         330,822
18.      TAXES PAYABLE                                                           31,333         105,707         128,007
19.      NOTES PAYABLE                                                                                          211,645
20.      PROFESSIONAL FEES
21.      SECURED DEBT
22.      OTHER (ATTACH LIST)                                                        650             650             650
23.      TOTAL POSTPETITION
         LIABILITIES                                                            358,679         479,508         671,124
PREPETITION LIABILITIES
24.      SECURED DEBT                                                         2,786,354       4,745,838       4,728,233
25.      PRIORITY DEBT                                                           60,090          60,090          60,090
26.      UNSECURED DEBT                                                       3,054,070       3,087,862       3,087,862
27.      OTHER (ATTACH LIST)                                                    760,954         849,636         849,441
28.      TOTAL PREPETITION LIABILITIES                                        6,661,468       8,743,426       8,725,626
29.      TOTAL LIABILITIES                                                    7,020,147       9,222,934       9,396,750
EQUITY
30.      PREPETITION OWNER'S EQUITY                                         (2,726,032)      (2,726,032)     (2,726,032)
31.      POSTPETITION CUMULATIVE
         PROFIT OR (LOSS)                                                     (619,891)        (821,352)       (991,901)
32.      DIRECT CHARGES TO EQUITY
         (ATTACH EXPLANATION)
33.      TOTAL EQUITY                                                       (3,345,923)      (3,547,384)     (3,717,933)
34.      TOTAL LIABILITIES &
         OWNER'S EQUITY                                                       3,674,224       5,675,550       5,678,817



Case Name: Alford Refrigerated Warehouses, Inc.                                         MOR-1

Case No: 01-39776-BJH-11


                                                     January `02       February `02     March `02


14. Capitalized Professional Fees                    $   126,842       $259,557           $256,768
      net of Amortization


15. Investment in Subsidiaries                       $   941,057       $     10           $     10

      Deposits                                            76,266         76,266            126,266
                                                     -----------       --------           --------
                                                     $ 1,017,323       $ 76,276           $126,276



22. Deferred Revenue                                 $       650       $    650           $    650



27. Deferred Income Taxes                            $   697,039       $697,039           $697,039

      Deferred Revenue                                    63,915        152,597            152,402
                                                     -----------       --------           --------
                                                     $   760,954       $849,636           $849,441



CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                                 ACCRUAL BASIS-2
CASE NUMBER:  01-39776-BJH-11


INCOME STATEMENT
                                                          MONTH             MONTH             MONTH          QUARTER
                                                                                                              TOTAL
REVENUES                                                January, 2002       February, 2002   March, 2002

1.       GROSS REVENUES                                       316,212         357,161          385,864          1,059,237
2.       LESS: RETURNS & DISCOUNTS
3.       NET REVENUE                                          316,212         357,161          385,864          1,059,237
COST OF GOODS SOLD
4.       MATERIAL
5.       DIRECT LABOR
6.       DIRECT OVERHEAD
7.       TOTAL COST OF GOODS SOLD
8.       GROSS PROFIT                                         316,212         357,161          385,864           1,059,237
OPERATING EXPENSES
9.       OFFICER / INSIDER COMPENSATION                        29,092          22,358           22,949             74,399
10.      SELLING & MARKETING
11.      GENERAL & ADMINISTRATIVE                             379,815         379,229          320,134           1,079,178
12.      RENT & LEASE                                         154,667         154,667          154,667            464,001
13.      OTHER (ATTACHED)
14.      TOTAL OPERATING EXPENSES                             563,574         556,254          497,750          1,617,578
15.      INCOME BEFORE NON-OPERATING
         INCOME & EXPENSE                                   (247,362)        (199,093)        (111,886)          (558,341)
OTHER INCOME & EXPENSES
16.      NON-OPERATING INCOME
         (ATT. LIST)
17.      NON-OPERATING EXPENSE
         (ATT. LIST)
18.      INTEREST EXPENSE                                       (254)          16,032           14,963              30,741
19.      DEPRECIATION / DEPLETION                              33,971          41,136           40,911             116,018
20.      AMORTIZATION                                           2,225           2,789            2,789                7,803
21.      OTHER (ATTACH LIST)
22.      NET OTHER INCOME & EXPENSES                           35,942          59,957           58,663             154,562
REORGANIZATION EXPENSES
23.      PROFESSIONAL FEES
24.      U.S. TRUSTEE FEES                                        250           3,500                              3,750
25.      OTHER (ATTACH LIST)
26.      TOTAL REORGANIZATION
         EXPENSES                                                 250           3,500                              3,750
27.      INCOME TAX                                                 -
28.      NET PROFIT (LOSS)                                  (283,554)        (262,550)        (170,549)         (716,653)


CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                                 ACCRUAL BASIS-3
CASE NUMBER:  01-39776-BJH-11


CASH RECEIPTS AND DISBURSEMENTS
                                                           MONTH                MONTH             MONTH          QUARTER
                                                                                                              TOTAL
                                                            January, 2002    February, 2002      March, 2002

1.       CASH - BEGINNING OF MONTH                            158,006         246,158            368,166         158,006
RECEIPTS FROM OPERATIONS
2.       CASH SALES                                             1,937           1,186              4,099           7,222
COLLECTION OF ACCOUNTS RECEIVABLES
3.       PREPETITION                                           32,273          27,017             16,897          76,187
4.       POSTPETITION                                         358,974         366,790            372,251       1,098,015
5.       TOTAL OPERATING RECEIPTS                             393,184         394,993            393,247       1,181,424
NON-OPERATING RECEIPTS
6.       LOANS & ADVANCES (ATTACH LIST)
7.       SALE OF ASSETS
8.       OTHER (ATTACH LIST)                                                  121,419                            121,419
9.       TOTAL NON-OPERATING RECEIPTS
10.      TOTAL RECEIPTS                                       393,184         516,412            393,247       1,302,843
11.      TOTAL CASH AVAILABLE                                 551,190         762,570            761,413       1,460,849
OPERATING DISBURSEMENTS
12.      NET PAYROLL                                          138,609         103,896             99,698         342,203
13.      PAYROLL TAXES PAID                                    54,946          43,028             48,385         146,359
14.      SALES, USE & OTHER TAXES PAID                                                                20              20
15.      SECURED / RENTAL / LEASES
16.      UTILITIES                                              4,226         167,632            165,966         337,824
17.      INSURANCE                                             32,084          18,005             90,372         140,461
18.      INVENTORY PURCHASES
19.      VEHICLE EXPENSES
20.      TRAVEL                                                   190             231                335             756
21.      ENTERTAINMENT
22.      REPAIRS & MAINTENANCE                                 32,040          29,156             32,343          93,539
23.      SUPPLIES                                               5,459           4,216              2,011          11,686
24.      ADVERTISING
25.      OTHER (ATTACH LIST)                                   37,228          24,490             33,572          95,290
26.      TOTAL OPERATING DISBURSEMENTS                        304,782         390,654            472,702       1,168,138
REORGANIZATION EXPENSES
27.      PROFESSIONAL FEES
28.      U.S. TRUSTEE FEES                                        250           3,750                              4,000
29.      OTHER (ATTACH LIST)
30.      TOTAL REORGANIZATION EXPENSES                            250           3,750                              4,000
31.      TOTAL DISBURSEMENTS                                  305,032         394,404            472,702       1,172,138
32.      NET CASH FLOW                                        246,158         368,166            288,711         288,711
33.      CASH - END OF MONTH                                  246,158         368,166            288,711         288,711



Case Name: Alford Refrigerated Warehouses, Inc.                                         MOR-3

Case No: 01-39776-BJH-11

                                                          Jan. 02      Feb. 02          Mar. 02

8. Cash - beginning of month for Hilltop
    Acquisition Holding Corporatation Case               $    0       $121,419        $      0
    No: 01-39371-SAF-11 substantively
    consolidated for February


25. Bank Charges                                         $  429       $    377        $    127

      Licenses & Fees                                       225              0               0

      Consultant for Storm Water Prevention                   0              0           7,020

      Employee withholdings for Child Support,
      Irs Levy, 401(K), Credit Union,
      Medical Premiums                                   36,574         24,113          26,425
                                                        -------       --------        --------
                                                        $37,228       $ 24,490        $ 33,572


CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                                 ACCRUAL BASIS-4
CASE NUMBER:  01-39776-BJH-11


ACCOUNTS RECEIVABLE ACCOUNTS
                                                                            MONTH                MONTH            MONTH
                                                                           January, 2002      February, 2002     March, 2002

1.       0-30                                                                   264,569         335,966           286,715
2.       31-60                                                                   60,438          36,875            83,371
3.       61-90                                                                    4,135          18,282            19,643
4.       91+                                                                     64,782          60,860            56,970
5.       TOTAL ACCOUNTS RECEIVABLE                                              393,924         451,983           446,699
6.       AMOUNT CONSIDERED
         UNCOLLECTIBLE
7.       ACCOUNTS RECEIVABLE (NET)                                              393,924         451,983           446,699



AGING OF POSTPETITION TAXES AND PAYABLES                                 MONTH:  March, 2002
                                                                                 --------------

TAXES PAYABLE                           0-30 DAYS         31-60 DAYS          61-90 DAYS         91+ DAYS        TOTAL

1.       FEDERAL                                                                 10,017            21,453         31,470
2.       STATE
3.       LOCAL                           22,300            22,300                19,800            32,137         96,537
4.       OTHER
         (ATTACH LIST)
5.       TOTAL TAXES
         PAYABLE                         22,300            22,300                29,817            53,590        128,007

6.       ACCOUNTS PAYABLE                38,850                                   8,281                           47,131


STATUS OF POSTPETITION TAXES                                                    MONTH: March, 2002
                                                                                       -----------

                                                         BEGINNING           AMOUNT            AMOUNT           ENDING
                                                            TAX            WITHHOLDING          PAID             TAX
FEDERAL                                                  LIABILITY         ON ACCOUNT                         LIABILITY

1.       WITHHOLDING**
2.       FICA-EMPLOYEE**
3.       FICA-EMPLOYER**
4.       UNEMPLOYMENT
5.       INCOME                                              31,470                                             31,470
6.       OTHER (ATTACH LIST)
7.       TOTAL FEDERAL TAXES                                 31,470                                             31,470
STATE AND LOCAL
8.       WITHHOLDING
9.       SALES
10.      EXCISE
11.      UNEMPLOYMENT
12.      REAL PROPERTY                                     74,237            22,300                             96,537
13.      PERSONAL PROPERTY
14.      OTHER (ATTACH LIST)
15.      TOTAL STATE & LOCAL                               74,237            22,300                             96,537
16.      TOTAL TAXES                                      105,707            22,300                            128,007


* The beginning tax liability should represent the liability from the prior month or, if this is the first operating report, the amount should be zero.
** Attach photocopies of IRS Form 6123 or your FTD coupon and payment receipt to verify payment or deposit.

CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                           ACCRUAL BASIS-5
CASE NUMBER:  01-39776-BJH-11                              MONTH: March, 2002


The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.




BANK RECONCILIATIONS                                   Account #1        Account #2        Account #3

A.       BANK                                           Comerica          Comerica          Compass
B.       ACCOUNT NUMBER                                1880803067        1880803091         39798085            Total
C.       PURPOSE (TYPE)                                   DIP               Cash            General
                                                                         Collateral

1.       BALANCE PER BANK STATEMENT                      82,517            66,756                 0
2.       ADD: TOTAL DEPOSITS NOT
         CREDITED
3.       SUBTRACT OUTSTANDING CHECKS                     68,646            12,819
4.       OTHER RECONCILING ITEMS
5.       MONTH END BALANCE PER ITEMS                     13,871            53,937
6.       NUMBER OF LAST CHECK WRITTEN                     40297             60021             28524


INVESTMENT ACCOUNTS
                                                        DATE OF            TYPE OF          PURCHASE      CURRENT
BANK ACCOUNT NAME & NUMBER                              PURCHASE         INSTRUMENT           PRICE         VALUE

7.
8.
9.
10.
TOTAL INVESTMENTS

CASH
     CURRENCY ON HAND

     TOTAL CASH END OF MONTH



CASE NAME:  Alford Refrigerated Warehouses, Inc.           ACCRUAL BASIS-5

CASE NUMBER:  01-39776-BJH-11                              MONTH: March, 2002


The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.




BANK RECONCILIATIONS                                   Account #4         Account #5        Account #6       TOTAL

A.    BANK                                              Compass            Compass           Compass

B.    ACCOUNT NUMBER                                   050-1289-3          39796740           88069048
C.    PURPOSE                                           General             Medical            General

1.    BALANCE PER BANK STATEMENT                            0                 0                  0
2.    ADD: TOTAL DEPOSITS NOT CREDITED
3.    SUBTRACT OUTSTANDING CHECKS
4.    OTHER RECONCILING ITEMS
5.    MONTH END BALANCE PER ITEMS                           0                 0                  0
6.    NUMBER OF LAST CHECK WRITTEN


INVESTMENT ACCOUNTS

BANK ACCOUNT NAMES & NUMBER                          DATE OF                     TYPE OF   PURCHASE         CURRENT
                                                   PURCHASE                   INSTRUMENT    PRICE            VALUE

7.
8.
9.
10.
TOTAL INVESTMENTS

CASH
      CURRENCY ON HAND

      TOTAL CASH END OF MONTH


CASE NAME:  Alford Refrigerated Warehouses, Inc.           ACCRUAL BASIS-5

CASE NUMBER:  01-39776-BJH-11                              MONTH: March, 2002


The debtor in possession must complete the reconciliation below for each bank account, including all general, payroll and tax accounts, as well as all savings and investment accounts, money market accounts, certificates of deposit, government obligations, etc. Accounts with restricted funds should be identified by placing an asterisk next to the account number. Attach additional sheets if necessary.




BANK RECONCILIATIONS                                   Account #7         Account #8        Account #9       TOTAL

A.    BANK                                              Compass            Compass           Compass

B.    ACCOUNT NUMBER                                   1880803026          1880803075        1880803083
C.    PURPOSE                                            DIP              GE Cash Coll.       FWCS Cash

1.    BALANCE PER BANK STATEMENT                          41,917             176,526             3,057      370,773
2.    ADD: TOTAL DEPOSITS NOT CREDITED
3.    SUBTRACT OUTSTANDING CHECKS                                              3,165                         84,630
4.    OTHER RECONCILING ITEMS
5.    MONTH END BALANCE PER ITEMS                         41,917             173,361             3,057      286,143
6.    NUMBER OF LAST CHECK WRITTEN                          1034                1036             30000


INVESTMENT ACCOUNTS

BANK ACCOUNT NAMES & NUMBER                          DATE OF                     TYPE OF   PURCHASE         CURRENT
                                                   PURCHASE                   INSTRUMENT    PRICE            VALUE

7.
8.
9.
10.
TOTAL INVESTMENTS                                                                                                    0

CASH
      CURRENCY ON HAND                                                                                           2,568

      TOTAL CASH END OF MONTH                                                                                  288,711


CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                          ACCRUAL BASIS-6
CASE NUMBER:  01-39776-BJH-11                             MONTH:  March, 2002



PAYMENTS TO INSIDERS AND PROFESSIONALS
-----------------------------------------------------


OF THE TOTAL DISBURSEMENTS SHOWN FOR THE MONTH, LIST THE AMOUNT PAID
TO INSIDERS (AS DEFINED IN SECTION 101(31) (A)-(F) OF THE U.S. BANKRUPTCY CODE)
AND TO PROFESSIONALS.  ALSO, FOR PAYMENTS TO INSIDERS, IDENTIFY THE TYPE OF
COMPENSATION PAID (e.g. SALARY, BONUS, COMMISSIONS, INSURANCE, HOUSING ALLOWANCE,
TRAVEL, CAR ALLOWANCE, ETC.).  ATTACH ADDITIONAL SHEETS IF NECESSARY.

                               INSIDERS
                                         TYPE OF                 AMOUNT         TOTAL PAID
                                         PAYMENT                  PAID           TO DATE

1.    J. C. Williams                        Salary                9,299           43,095
2.    K. R. Mcginnis                        Salary                7,649           35,128
3.    J. Y. Robichaud                       Salary                6,000           26,000
4.
5.

TOTAL PAYMENTS TO                                                22,948          104,223
INSIDERS

                            PROFESSIONALS
                                     DATE OF COURT         AMOUNT                    AMOUNT    TOTAL         TOTAL
NAME                                 AUTHORIZED            APPROVED                   PAID    PAID TO       INCURRED
                                     PAYMENT                                                   DATE         & UNPAID

1.
2.
3.
4.
5.

TOTAL PAYMENTS
TO PROFESSIONALS

*INCLUDE ALL FEES INCURRED, BOTH APPROVED AND UNAPPROVED

POSTPETITION STATUS OF SECURED NOTES, LEASES PAYABLE AND ADEQUATE PROTECTION PAYMENTS

                                     SCHEDULED             AMOUNTS                      TOTAL
           NAMED CREDITOR            MONTHLY               PAID DURING                 UNPAID
                                     PAYMENTS DUE          MONTH                     POSTPETITION

1.         AFCO                              1,502                1,502            2,968
2.         Cananwill, Inc.                  10,325               12,906           37,994
3.         Republic Group                    2,351                3,522           14,292
4.
5.
6.         TOTAL PAYMENTS TO PROFESSIONALS                       17,930           55,254



CASE NAME:  Alford Refrigerated Warehouses, Inc.
                                                          ACCRUAL BASIS-7
CASE NUMBER:  01-39776-BJH-11                             MONTH:  March, 2002


QUESTIONNAIRE

                                                                                               YES              NO

1.         HAVE ANY ASSETS BEEN SOLD OR TRANSFERRED OUTSIDE THE
           NORMAL COURSE OF BUSINESS THIS REPORTING PERIOD?                                                     X
2.         HAVE ANY FUNDS BEEN DISBURSED FROM ANY ACCOUNT OTHER
           THAN A DEBTOR IN POSSESSION ACCOUNT?                                                                 X
3.         ARE ANY POSTPETITION RECEIVABLES (ACCOUNTS, NOTES, OR
           LOANS) DUE FROM RELATED PARTIES?                                                                     X
4.         HAVE ANY PAYMENTS BEEN MADE ON PREPETITION LIABILITIES
           THIS REPORTING PERIOD?                                                               X
5.         HAVE ANY POSTPETITION LOANS BEEN RECEIVED BY THE
           DEBTOR FROM ANY PARTY?                                                               X
6.         ARE ANY POSTPETITION PAYROLL TAXES PAST DUE?                                                         X
7.         ARE ANY POSTPETITION STATE OR FEDERAL INCOME TAXES PAST
           DUE?                                                                                                 X
8.         ARE ANY POSTPETITION REAL ESTATE TAXES PAST DUE?                                                     X
9.         ARE ANY OTHER POSTPETITION TAXES PAST DUE?                                                           X
10.        ARE ANY AMOUNTS OWED TO POSTPETITION CREDITORS
           DELINQUENT?                                                                                          X
11.        HAVE ANY PREPETITION TAXES BEEN PAID DURING THE
           REPORTING PERIOD?                                                                                    X
12.        ARE ANY WAGE PAYMENTS PAST DUE?                                                                      X


IF THE ANSWER TO ANY OF THE ABOVE QUESTIONS IS "YES," PROVIDE A DETAILED
EXPLANATION OF EACH ITEM.  ATTACH ADDITIONAL SHEETS IF NECESSARY.
See Attached


INSURANCE
                                                                                               YES              NO

1.         ARE WORKER'S COMPENSATION, GENERAL LIABILITY AND
           OTHER NECESSARY INSURANCE COVERAGES IN EFFECT?                                       X
2.         ARE ALL PREMIUM PAYMENTS PAID CURRENT?                                               X
3.         PLEASE ITEMIZE POLICIES BELOW.


IF THE ANSWER TO ANY OF THE ABOVE  QUESTIONS  IS "NO," OR IF ANY  POLICIES  HAVE
BEEN  CANCELLED  OR  NOT  RENEWED  DURING  THIS  REPORTING  PERIOD,  PROVIDE  AN
EXPLANATION BELOW. ATTACH ADDITIONAL SHEETS IF NECESSARY.

All premiums to the carriers are paid, installments to the finance company for CGL & worker's comp. insurance are not paid current.


       TYPE OF POLICY          CARRIER                        PERIOD COVERED                PAYMENT AMOUNT
                                                                                            -------------
Property                      Chubb                         03/22/02 - 03/22/03           $170,073 per year
Excess Property               Westchester/Commonwealth      03/22/02 - 03/22/03            102,359 per year
Boiler & Mach                 Travelers                     03/22/02 - 03/22/03             10,061 per year
CGL                           Republic                      08/01/01 - 08/01/02             19,912 per year
Commercial Umb.               Republic                      08/01/01 - 08/01/02              6,329 per year
Worker's Comp                 United Nat'l                  09/12/01 - 09/12/02            113,924 per year



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Case Name: Alford Refrigerated Warehouses, Inc.                           MOR-7

Case No: 01-39776-BJH-11



4. Payments have been made for insurance financing installments. Payments are detailed on MOR-6.

5. The debtor renewed its property, excess property and boiler insurance in March. The debtor signed a finance agreement with Premium Finance Services in the principal amount of $211,644.60. This agreement runs for a period of nine months. The court has approved the agreement.